CERTIFICATE OF AMENDMENT
                            (PURSUANT TO NRS 78.380)

              Certificate of Amendment to Articles of Incorporation
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                         For Nevada Profit Corporations
                         -------------------------------
               (Pursuant to NRS 78.380 - Before Issuance of Stock)

Filed # C15208-04
September 20, 2004


1. Name of Corporation:           BOULDER CREEK EXPLORATIONS, INC.

2. The articles have been amended as follows (provide article number, if available):

   Article III of the Articles of Incorporation is hereby amended to change the stock of the corporation to:

   75,000,000 SHARES OF COMMON STOCK AT .001 PAR VALUE

3. The undersigned declare that they constitute at least two-thirds of the
incorporators   X  , or of the board of directors      .
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4. Effective date of filing (optional)

5. The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued.

6. Signatures

/s/ Chau Tran